UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.           )

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UNUSUAL MACHINES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Unusual Machines, Inc.

4677 L B McLeod Road, Suite J

Orlando, FL 32811

720-383-8983

Unusual Machines Announces Adjournment of Annual Meeting

Scheduled to Reconvene December 19, 2025, at 1:00 p.m. (Eastern Time)

ORLANDO, FL / ACCESSWIRE / December 4, 2025 — Unusual Machines, Inc. (NYSE American: UMAC), a leading provider of NDAA-compliant drone components, today announced that its Annual Meeting of Stockholders, which convened on December 1, 2025, has been adjourned until December 19, 2025, at 1:00 p.m. ET. to solicit additional proxies to achieve a quorum and for its proposal to approve the election of five directors for a one-year term expiring at the next Annual Meeting of Stockholders. The adjourned meeting will be a completely “virtual” meeting of the stockholders, and stockholders will be able to listen and participate in the virtual meeting as well as vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/UMAC2025 and entering the control ID and Request ID number printed on the form of proxy or voting instruction form.

The Board of Directors believes approval of the proposal is in the best interests of Unusual Machines, Inc. and its stockholders. The proposal is described in more detail in Unusual Machines, Inc.’s proxy statement dated October 20, 2025, furnished to stockholders in connection with the Annual Meeting filed under the Company’s EDGAR profiles. It can also be found on the Company’s website at https://www.unusualmachines.com/financials/sec-filings/#

At the time of the meeting, there was no quorum, and insufficient votes were cast to approve the proposal. Unusual Machines encourages any stockholder who has not yet voted their shares on the proposal or is uncertain whether their shares have been voted on the proposal to contact their broker or bank. The record date of the meeting shall remain October 6, 2025. Accordingly, the Board of Directors and management request that stockholders as of the record date, October 6, 2025, please vote their proxies as soon as possible, but no later than December 18, 2025, at 11:59 p.m. (Eastern Time). Stockholders who have previously submitted their proxy or otherwise voted for the proposal and who do not want to change their vote need not take any action.

How do I vote?

If you are a stockholder of record, you may vote*:

1.	By Internet. The website address for Internet voting is on your proxy card.
2.	By phone. Call 1-800-690-6903 and follow the instructions on your proxy card.
3.	By mail. Mark, date, sign, and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
4.	In person: You may vote in person by attending the virtual Annual Meeting.

* If you vote by Internet or phone, please DO NOT mail your proxy card.

If your shares are held in street name, you may vote:

1.	By Internet. The website address for Internet voting is on your voting instruction form provided by your bank, broker, or similar organization.
2.	By mail. Mark, date, sign, and mail promptly the enclosed voting instruction form provided by your bank or broker.
3.	In person: You may vote in person by attending the virtual Annual Meeting.

If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Annual Meeting, please be prepared to demonstrate proof of your beneficial ownership as of the record date (such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee or nominee, or other similar evidence of ownership) and a legal proxy from your nominee authorizing you to vote your shares.

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What constitutes a Quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when one-third of the voting power of the outstanding shares of all classes or series of stock entitled to vote, as of the record date, are represented in person or by proxy. Shares owned by Unusual Machines are not considered outstanding or present at the Annual Meeting. Broker non-votes (because there are routine matters presented at this Annual Meeting) and abstentions are counted as present for the purpose of determining the existence of a quorum.

Stockholder Questions

If you have any questions or require any assistance in voting your shares, please call Innisfree M&A Incorporated at 877-800-5186.

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot ecommerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032. For more information, please visit www.unusualmachines.com.

Investor Contact:

CS Investor Relations

investors@unusualmachines.com

Media Contact:

media@unusualmachines.com

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